Exhibit 10.5(a)

FIRST RELIANCE BANCSHARES, INC.

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

          This First Amendment to the Employment Agreement by and between FIRST RELIANCE BANK (hereinafter referred to as “Employer” or “Company”) and JEFFREY A. PAOLUCCI (hereinafter referred to as “Employee”) is entered into on this 30th day of September, 2005.

W I T N E S S E T H

          WHEREAS, the parties entered into that certain Employment Agreement dated September 30, 2002.

          WHEREAS, the parties desire to extend the term of the Employee’s employment under the Employment Agreement beyond the original expiration date of September 30, 2005.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree, effective as of September 30, 2005, that, pursuant to Section 15 of the Employment Agreement, to modify Section 3 of the Employment Agreement, as follows:

“3.          Term.     The term of the Employee’s hereunder shall continue until September 30, 2008, unless such term is terminated earlier by and/or modified pursuant to Paragraph 8 herein. The parties may, but are not required to, further extend the Agreement in writing.”

          Except as provided herein, the terms of the Employment Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the first above written.

FIRST RELIANCE BANK

Date: September 30, 2005	By:	/s/ F.R. SAUNDERS, JR.

F.R. SAUNDERS, JR.
	Title:	President & Chief Executive Officer

/s/ JEFFERY A. PAOLUCCI

JEFFREY A. PAOLUCCI